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                     [Letterhead of Constellation 3D, Inc.]


                                October 18, 2000


Koor Underwriters and Issuers Ltd.
29 Haietzira St., Tel Aviv 66881
Israel

         Re: Common Stock Investment Agreement dated as of August 31, 2000 and Related Agreements

Dear Sir or Madam:

     This letter is an amendment to the following agreements by and among Constellation 3D, Inc. and a group of investors collectively referred to as "Koor's Investors," all dated as of August 31, 2000: (1) the Common Stock Investment Agreement, (2) the Registration Rights Agreement, (3) the Common Stock Purchase Warrant, (4) the Common Stock Optional Warrant, and (5) the Common Stock Adjustment Warrant.

     By signing this letter you hereby agree that any and all references to five-year warrants to purchase 78,810 shares of our common stock in the above-mentioned documents are hereby changed to five-year warrants to purchase 78,813 shares of our common stock.

                                       Sincerely yours,




                                       By: /s/ Leonardo Berezowsky
                                          --------------------------------------
                                          Leonardo Berezowsky
                                          Chief Financial Officer


Agreed to, accepted and acknowledged on this ___ day of October, 2000.

                                       KOOR UNDERWRITERS AND ISSUERS LTD.



                                       By: /s/ Kobi Zecharia
                                          --------------------------------------
                                          Name:  Kobi Zecharia
                                          Title: Managing Director


                                Executive Office:
                           230 Park Avenue, Suite 453
                               New York, NY 10169
                     Tel: (212) 983-1107 Fax: (212) 983-1108
                                  www.c-3d.net